PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 10, 2023)

Up to $13,450,000
Class A Common Stock

We entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”), as sales agent, on June 23, 2023, relating to the sale of shares of our Class A common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Canaccord. However, due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3 and our public float as of the date of this prospectus supplement, and in accordance with the terms of the Distribution Agreement, we are offering shares of our Class A common stock having an aggregate gross sales price of up to $13,450,000 pursuant to this prospectus supplement and the accompanying prospectus. If our public float increases such that we may sell additional amounts under the Distribution Agreement and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, we will file another prospectus supplement prior to making additional sales.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $40.4 million, based on 12,872,589 shares of outstanding Class A common stock (including 1,381,398 shares of Class A common stock issuable upon conversion of Class X common stock), of which approximately 2,391,525 shares were held by affiliates, and a price of $3.85 per share, which was the price at which our Class A common stock was last sold on the New York Stock Exchange on April 24, 2023. As of the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement.
Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BRDS.” On July 11, 2023, the last reported sale price of our Class A common stock on the NYSE was $2.01 per share.
Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying base prospectus may be made at market prices by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Canaccord is not required to sell any specific dollar amount or number of shares of our Class A common stock, but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.
Canaccord will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Distribution Agreement. Refer to the section titled “Plan of Distribution” in this prospectus supplement for additional information regarding Canaccord’s compensation.
In connection with the sale of our Class A common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”).
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We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to rely on certain reduced public company reporting requirements. Refer to the section titled “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company” in this prospectus supplement for additional information.
Investing in our Class A common stock involves numerous risks and uncertainties. You should carefully review the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in our filings with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement, to read about factors you should consider before buying our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Canaccord Genuity
July 12, 2023

S-ii

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and documents incorporated by reference herein. The second part is the accompanying base prospectus, which provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.
This prospectus supplement may add, update or change information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor Canaccord has authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying base prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Canaccord take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying base prospectus.
We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, as used in this prospectus supplement, references to “we,” “us,” “our,” “the Company” and “Bird Global” refer to Bird Global, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our Class A common stock. You should carefully read this entire prospectus before making an investment decision, especially the risks and uncertainties discussed under the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2022, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.
Overview
Our mission is to provide environmentally friendly transportation for everyone. We believe in leading the transition to clean, equitable transportation through innovation and technology. In partnership with cities, our proprietary technology and operations are revolutionizing the existing transportation paradigm by making lightweight electric vehicles readily available to rent around the world.
Since our first shared ride in 2017, we have witnessed rapid growth in our vehicle-sharing business. Today, we offer riders an on-demand, affordable, and cleaner alternative for their short-range mobility needs in more than 350 cities, primarily across the United States, Canada, Europe, the Middle East, and Australia. We believe that Bird is uniquely positioned to capture share in this market due to (i) our superior rider experience, which solves many of the traditional mobility pain points, (ii) sustainability being core to our mission and business model, (iii) our advanced hardware and software capabilities, (iv) our adaptive operating model, including our experience operating both through in-house teams and through our mutually beneficial Fleet Manager program, (v) our record of building successful city partnerships by focusing on city needs, and (vi) our strong positive year-round unit economics.
We are witnessing an increased adoption of environmentally conscious transportation alternatives by consumers around the world. We are continuing to work with cities to increase micromobility access and infrastructure investments to ensure that the shift to sustainable urban transportation continues.
Our core vehicle-sharing business and operations (“Sharing”) provide riders with on-demand access to our vehicles (e-scooters and e-bikes), enabling them to locate, unlock, and pay for rides through our mobile application. We generate revenue from trips taken on our shared vehicles. For a single ride, riders typically pay a fixed unlock fee to access the vehicle in addition to a market-level, per-minute price for each minute the vehicle is in use. We generate the substantial majority of our revenue from our Sharing business.
Local in-market operations for our Sharing business are either managed with the support of a network of local logistic providers (“Fleet Managers”) or through our in-house teams (“In-House”). Prior to the second quarter of 2020, substantially all of our in-market operations were conducted In-House. After temporarily pausing operations at the onset of COVID-19 in March 2020, we rapidly shifted to the Fleet Manager operating model as a way to quickly relaunch and provide safe and socially distanced transportation options for our global city partners. While we continue to operate certain of our operations primarily under our Fleet Manager operating model to expand into new markets and positively impact year-round unit economics, segments of our business have successfully operated in-house since inception, proving it is a viable and profitable operating model in select cities.
Fleet Managers typically manage logistics for fleets of 100 or more Bird-owned vehicles in their local markets, driving meaningful scale as we expand into small to mid-sized cities. With the support of our central operations team and advanced technology platform, Fleet Managers manage the day-to-day logistics responsibilities required for proper fleet management, including deploying, repairing, relocating, and charging our vehicles. Through a revenue share model, Fleet Managers make money on rides taken on the vehicles in their care, creating built-in economic incentives to ensure these vehicles are properly maintained, and strategically placed to align with local demand. There are no upfront fees to us associated with becoming a Fleet Manager, and Fleet Managers typically utilize existing tools and resources to manage their fleet. As such, the Fleet Manager program provides economic advancement opportunities to local businesses.
To scale our mission to a greater population, we offer a white labeled version of our products and technology (“Bird Platform”). Bird Platform partners purchase and hold title to fleets of our vehicles to operate in their local markets.
We also sell our vehicles for personal use (“Product Sales”). Our Product Sales business consists primarily of vehicle sales to retail customers. We sell several Bird vehicle models through select retail and wholesale channels.

We also recognize sales of our vehicles to our Platform partners as Product Sales. In May 2022, we announced our decision to discontinue our Product Sales portfolio offering, simplify our business model and realign our resources to prioritize Sharing operations within our existing regions. We expect to sell our remaining inventory by the end of fiscal 2023.
Reverse Stock Split
On May 18, 2023, at a Special Meeting of Stockholders, our stockholders granted our board of directors (the “Board”) the authority to (i) effect a reverse stock split of our outstanding shares of Class A common stock and Class X common stock at a ratio of not less than one-for-ten and not greater than one-for-forty, with the specific ratio to be determined by the Board within the range, and (ii) reduce the number of authorized shares of our capital stock, Class A common stock, Class B common stock, Class X common stock, and preferred stock (but not the authorized shares of Series A preferred stock), in each case, by a corresponding ratio to the reverse stock split.
On May 18, 2023, the Board approved the reverse stock split at a ratio of one-for-twenty-five and we filed a certificate of amendment with the Secretary of State of the State of Delaware to effect the reverse stock split and authorized share reduction.
As a result of the reverse stock split, (i) every twenty-five (25) shares of the Class A common stock were automatically reclassified and converted into one issued and outstanding share of Class A common stock, without any change in par value per share, (ii) every twenty-five (25) shares of the Class X common stock were automatically reclassified and converted into one issued and outstanding share of Class X common stock, without any change in par value per share, and (iii) the number of authorized shares of our capital stock, Class A common stock, Class B common stock, Class X common stock, and preferred stock (but not the authorized shares of Series A preferred stock), were reduced by a corresponding ratio to the reverse stock split. Fractional shares resulting from the reverse stock split were rounded up to the nearest whole share.
Commencing on May 19, 2023, the trading of our Class A common stock continued on The New York Stock Exchange on a reverse stock split-adjusted basis.
All of the share and per share amounts set forth in this prospectus reflect the effectiveness of the reverse stock split.
Corporate Information
We were incorporated under the laws of the State of Delaware on May 4, 2021 as a wholly owned subsidiary of Bird Rides, Inc. (“Bird Rides”) for the purpose of entering into the Business Combination Agreement, dated as of May 11, 2021, by and among Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback (“Merger Sub”), Bird Rides, and us (the “Business Combination”). Switchback was formed on October 7, 2020 for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination involving Switchback and one or more businesses. On November 3, 2021, we merged with and into Switchback with us continuing as the surviving entity, pursuant to which we became a publicly traded company. On November 4, 2021, Merger Sub merged with and into Bird Rides, with Bird Rides continuing as the surviving entity and as our wholly owned subsidiary.
Our principal executive offices are located at 392 NE 191st Street #20388, Miami, Florida 33179, and our telephone number is (866) 205-2442. Our website address is www.bird.co. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
•    being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

•    not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
•    reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;
•    not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and
•    exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest to occur of:
•    December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our Registration Statement on Form S-4 in connection with the Business Combination);
•    the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion;
•    the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and
•    the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our securityholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Class A common stock offered by us	A number of shares of Class A common stock having an aggregate gross sales price of up to $13,450,000.
Class A common stock to be outstanding immediately following this offering
Up to 19,564,131 shares, assuming sales of 6,691,542 shares of Class A common stock in this offering at a price of $2.01 per share, which was the closing price of our Class A common stock on the NYSE on July 11, 2023. The actual number of shares issued will vary depending on the sales prices under this offering.

Manner of offering
“At the market offering” as defined in Rule 415(a)(4) under the Securities Act. Canaccord is not required to sell any specific dollar amount or number of shares of our Class A common stock, but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations.
Refer to the “Plan of Distribution” section beginning on page S-16 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. Refer to the “Use of Proceeds” section on page S-13 of this prospectus supplement.
Risk factors
Investing in our common stock involves significant risks and uncertainties. You should read the “Risk Factors” section beginning on page S-7 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2022, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.

NYSE symbol	“BRDS”

The number of shares of our Class A common stock to be outstanding after this offering is based on 12,872,589 shares of our common stock outstanding as of March 31, 2023, which includes 1,381,398 shares of our Class A common stock issuable upon conversion of 1,381,398 shares of our Class X common stock outstanding as of March 31, 2023, and excludes:

•4,223 restricted shares of our Class A common stock held by certain equity award holders under our 2021 Equity Incentive Plan, as well as restricted shares of Class A common stock issued upon early exercises of options that had not vested , in each case, that were outstanding as of July 7, 2023;

•8,312,280 shares of our Class A common stock issuable upon conversion of our 12.0% Convertible Senior Secured Notes due December 30, 2027, outstanding as of July 7, 2023;
•1,335,509 shares of our Class A common stock issuable upon the vesting of time-based restricted stock units outstanding as of July 7, 2023;
•412,715 shares of our Class A common stock issuable upon the vesting of market-based restricted stock units outstanding as of July 7, 2023;
•438,593 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of July 7, 2023, at a weighted average exercise price of $7.638 per share;
•517,400 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of July 7, 2023, at a weighted average exercise price of $275 per share; and
•1,316,403 shares of our Class A common stock available for future issuance under our 2021 Equity Incentive Plan, as well as any automatic increases in the number of shares of Class A common stock reserved under such plan.

Unless otherwise indicated, all information in this prospectus assumes:
•no vesting of the restricted stock units described above;
•no vesting of the performance stock units described above;
•no exercise of the outstanding options described above; and
•no exercise of the outstanding warrants described above.
All of the share and per share amounts set forth in this prospectus reflect the effectiveness of the reverse stock split.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement, the accompanying base prospectus, and any related free writing prospectus, and under similar headings in our Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before investing in our Class A common stock. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Class A common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Class A Common Stock, this Offering and Other Matters
The market price of our Class A common stock has been and may in the future be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, and could result in substantial losses for investors purchasing our shares.
The stock market in general and the market for our Class A common stock have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. For example, since the Business Combination, the market price of our Class A common stock has ranged from a high of $11.00 to a low of $0.11. As a result of this volatility, you may not be able to sell your Class A common stock at or above the assumed public offering price of $2.01 per share, the last reported sale price of our Class A common stock on the NYSE on July 11, 2023, or the amount you actually paid for the shares, and you may lose some or all of your investment.

If you purchase shares of Class A common stock in this offering, you will suffer immediate dilution of your investment.
The shares sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our Class A common stock will be substantially higher than the as adjusted net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 6,691,542 shares of our Class A common stock are sold at a price of $2.01 per share pursuant to this prospectus supplement, which was the last reported sale price of our Class A common stock on the NYSE on July 11, 2023, for aggregate gross proceeds of approximately $13,450,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $3.33 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price of $2.01 per share. To the extent outstanding options are exercised or restricted stock unit awards or performance stock unit awards vest, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

You may experience future dilution as a result of future equity issuances and offerings.
To raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible into or exchangeable for Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver sale instructions to Canaccord at any time throughout the term of the Distribution Agreement. The number of shares that are sold by Canaccord after we deliver sale instructions will fluctuate based on the market price of our Class A common stock and limits we set with Canaccord. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible to predict the number of shares that will be ultimately issued and sold.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
The shares sold in this offering, if any, will be sold from time to time at various prices. If you purchase shares in this offering, you may experience different outcomes in your investment results relative to other investors who purchase shares in this offering. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. If you purchase shares in this offering, you may experience a decline in the value of your shares as a result of share sales made to other investors at prices lower than the price you paid.
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management has broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Class A common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of our existing Note Purchase Agreement, dated December 30, 2022, by and among the Company, the several purchasers from time to time party thereto, and U.S. Bank Trust Company, National Association, as collateral agent, include limitations on our ability to pay cash dividends on our capital stock without the written consent of certain noteholders. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain for the foreseeable future, and investors seeking cash dividends should not purchase shares of our Class A common stock.
We are a “smaller reporting company,” and the reduced disclosure requirements applicable to smaller reporting companies may make our Class A common stock less attractive to investors.
We are a smaller reporting company and will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year. Smaller reporting companies have reduced disclosure obligations as compared to other public companies that are not smaller reporting companies, such as an exemption from providing selected financial data and an ability to provide simplified executive compensation information and only two years of audited financial statements.
We have elected to take advantage of certain of the reduced reporting obligations. Investors may find our Class A common stock less attractive as a result of our reliance on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may be more volatile.
We may not be able to remain in compliance with the NYSE’s requirements for the continued listing of our Class A common stock on the exchange.
On May 23, 2023 we received written notice (the “Notice”) from the NYSE that we were not in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires us to maintain an average market capitalization over a consecutive 30 trading-day period in excess of $50.0 million. On July 7, 2023, we submitted a business plan (the “Plan”) to the NYSE, which demonstrates how we intend to regain compliance with this continued listing standard within 18 months of receipt of the Notice, but we cannot assure you that we will be able to effectively execute such Plan. Further, if the Plan is not accepted by the NYSE or if the NYSE determines that we are not making sufficient progress on the Plan during the 18-month cure period, the NYSE could initiate suspension and delisting proceedings prior to the end of such cure period.

Any failure to timely resume compliance with the NYSE’s continued listing standards within the applicable cure period could result in delisting from the NYSE, which could negatively impact our company and holders of our Class A common stock, including by reducing the willingness of investors to hold our Class A common stock because of factors such as decreased trading price and reduced trading volume of our Class A common stock, limited availability of price quotations for our Class A common stock, and reduced news and analyst coverage. Delisting may adversely impact the perception of our company and financial condition, cause reputational harm with investors, our employees and parties conducting business with us, and limit our access to debt and equity financing. In addition, the perceived decrease in value of employee equity incentive awards may reduce their effectiveness in encouraging performance and retention.
If securities or industry analysts do not publish research or reports about us, our business or our market, or if they publish negative evaluations of our stock or the stock of other companies in our industry, the price of our stock and trading volume could decline.
The trading market for our Class A common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If the analyst(s) covering our business downgrade their evaluations of our stock or the stock of other companies in our industry, the price of our stock could decline. Further, if these analysts cease to cover our stock and other analysts do not begin to cover our stock, we could lose additional visibility in the market for our stock, which in turn could cause our stock price to decline further. The trading market for our Class A common stock is influenced by the research and reports that industry or financial analysts publish about us or our business. There can be no assurance that existing analysts will continue to cover us or that new analysts will begin to cover us. There is also no assurance that any covering analyst will provide favorable coverage. A lack of research coverage or adverse coverage may negatively impact the market price of our Class A common stock. In addition, if one or more of the analysts covering our business downgrade their evaluations of our stock or the stock of other companies in our industry, the price of our Class A common stock could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.
Any statements in this prospectus, or incorporated by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:
•    our ability to evaluate our business and prospects in the new and rapidly changing industry in which we operate;
•    our ability to retain existing riders or add new riders;
•    our Fleet Managers’ ability to maintain vehicle quality or service levels;
•    our ability to obtain vehicles that meet our quality specifications in sufficient quantities on commercially reasonable terms;
•    our ability to compete effectively with existing competitors and new market entrants in the highly competitive industries in which we operate;
•    our ability to enter into and compete in new markets;
•    our ability to address actions by governmental authorities to restrict access to our products and services in their localities;
•    our ability to address the potential impact of weather and seasonality on our business;
•    our ability to secure additional financing;
•    our ability to hire and retain key personnel;
•    the potential impact of claims, lawsuits, arbitration proceedings, government investigations and other proceedings to which we are regularly subject;
•    our ability to meet the continued listing requirements of the NYSE;
•    our expectation regarding the time during which we will be an emerging growth company under the JOBS Act; and
•    our ability to maintain proper and effective internal controls.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
You should refer to the “Risk Factors” section contained in this prospectus supplement, the accompanying base prospectus, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.
We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

From time to time, we may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $13,450,000 (before deducting sales agent commissions and expenses) under the Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under the Distribution Agreement, and even if we do sell shares under the Distribution Agreement, such sales may be for an amount that is significantly lower than the maximum amount referenced in the Distribution Agreement and this prospectus. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above.
We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds to strengthen our balance sheet to provide us greater flexibility to pursue, evaluate and potentially execute upon other less dilutive financing opportunities. Further, we may use a portion of the net proceeds to invest in or acquire additional businesses, assets or technologies that we believe are complementary to our own. However, we do not have any agreements or commitments for any such financings or strategic transactions at this time and there can be no assurance that any such transactions will occur or that any such transactions will achieve the anticipated benefits for our stockholders.
Our management has broad discretion in the application of the net proceeds, if any, from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common stock.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Class A common stock after this offering.

Our historical net tangible book value (deficit) as of March 31, 2023 was $(38.4) million, or $(2.98) per share of Class A common stock outstanding as of March 31, 2023. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Historical net tangible book value (deficit) per share represents our historical net tangible book value (deficit) divided by the number of shares of our Class A common stock outstanding as of March 31, 2023.

After giving effect to an assumed sale of 6,691,542 shares of Class A common stock for aggregate gross sales proceeds of approximately $13,450,000 in this offering at an assumed offering price of $2.01 per share, the last reported sale price of our Class A common stock on the NYSE on July 11, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been $(25.9) million, or $(1.32) per share. This represents an immediate increase of $1.66 in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $3.33 in as adjusted net tangible book value per share to investors purchasing shares of our Class A common stock in this offering. Dilution per share to investors purchasing shares of our Class A common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors purchasing shares of our Class A common stock in this offering.

The following table illustrates this dilution to the investors purchasing shares of our Class A common stock in this offering:

Assumed public offering price per share		$2.01
Net tangible book value (deficit) per share as of March 31, 2023	$(2.98)
Increase in net tangible book value per share attributable to this offering	$1.66

As adjusted net tangible book value (deficit) per share as of March 31, 2023, after giving effect to this offering		$(1.32)

Dilution per share to investors purchasing Class A common stock in this offering		$3.33

The number of shares of our Class A common stock to be outstanding after this offering is based on 12,872,589 shares of our common stock outstanding as of March 31, 2023, which includes 1,381,398 shares of our Class A common stock issuable upon conversion of 1,381,398 shares of our Class X common stock outstanding as of March 31, 2023, and excludes:

•4,223 restricted shares of our Class A common stock held by certain equity award holders under our 2021 Equity Incentive Plan, as well as restricted shares of Class A common stock issued upon early exercises of options that had not vested, in each case, that were outstanding as of July 7, 2023;

•8,312,280 shares of our Class A common stock issuable upon conversion of our 12.0% Convertible Senior Secured Notes due December 30, 2027, outstanding as of July 7, 2023;
•1,335,509 shares of our Class A common stock issuable upon the vesting of time-based restricted stock units outstanding as of July 7, 2023;
•412,715 shares of our Class A common stock issuable upon the vesting of market-based restricted stock units outstanding as of July 7, 2023;

•438,593 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of July 7, 2023, at a weighted average exercise price of $7.638 per share;
•517,400 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of July 7, 2023, at a weighted average exercise price of $275 per share; and
•1,316,403 shares of our Class A common stock available for future issuance under our 2021 Equity Incentive Plan, as well as any automatic increases in the number of shares of Class A common stock reserved under such plan.
Unless otherwise indicated, all information in this prospectus assumes:

•no vesting of the restricted stock units described above;

•no vesting of the performance stock units described above;

•no exercise of the outstanding options described above; and

•no exercise of the outstanding warrants described above.

All of the share and per share amounts set forth in this prospectus reflect the effectiveness of the reverse stock split.
To the extent that stock options are exercised, outstanding restricted stock units are settled, new stock options, restricted stock units or performance stock units are issued under our 2021 Equity Incentive Plan, or we issue additional shares of Class A common stock (or securities exercisable for or convertible into Class A common stock) in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement with Canaccord under which we may issue and sell shares of our Class A common stock from time to time through Canaccord, acting as sales agent, having an aggregate gross sales price of up to $25,000,000. However, due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3 and our public float as of the date of this prospectus supplement, and in accordance with the terms of the Distribution Agreement, we are offering shares of our Class A common stock having an aggregate gross sales price of up to $13,450,000 pursuant to this prospectus supplement and the accompanying prospectus. If our public float increases such that we may sell additional amounts under the Distribution Agreement and the registration statement of which this prospectus supplement and the accompanying prospectus are a part, we will file another prospectus supplement prior to making additional sales. Sales of shares of our Class A common stock, if any, under this prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE, or on any other existing trading market for our Class A common stock.

Each time we wish to issue and sell any shares of our Class A common stock under the Distribution Agreement, we will notify Canaccord of the aggregate number of shares to be sold, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed Canaccord, unless Canaccord declines to accept the terms of such notice, Canaccord has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices to sell such shares of Class A common stock up to the amount specified on such terms. The obligations of Canaccord under the Distribution Agreement to sell shares of our Class A common stock are subject to a number of conditions that we must meet.
The settlement for sales of Class A common stock between us and Canaccord is generally anticipated to occur on the second trading day following the date on which the sale was made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We have agreed to pay Canaccord a commission equal to 3.0% of the aggregate gross sales proceeds we receive from each sale of our Class A common stock sold through Canaccord pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, Canaccord’s commissions and the proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain reasonable and documented expenses, including fees and disbursements of its counsel, up to a maximum reimbursement of $75,000, plus an additional $10,000 per calendar quarter for each quarter during which the Distribution Agreement remains in effect, subject to certain exceptions. We estimate the total expenses of the offering payable by us, excluding any commissions and the reimbursement payable to Canaccord under the terms of the Distribution Agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such Class A common stock.
Canaccord will provide written confirmation to us before the open on the NYSE on the day following each day on which our shares of Class A common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales, and the net proceeds of such sales.
In connection with the sale of Class A common stock on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act and the Exchange Act.
The offering of our Class A common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Class A common stock subject to the Distribution Agreement, and (ii) the termination of the Distribution Agreement as permitted therein. We or Canaccord may suspend the offering of Class A common stock under the Distribution Agreement upon notice to the other party, subject to the satisfaction of certain conditions.
This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference in this prospectus.
Canaccord and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
To the extent required by Regulation M, Canaccord will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus.
This prospectus may be made available in electronic format on a website maintained by Canaccord, and Canaccord may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered hereby is being passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Canaccord is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Bird Global, Inc., appearing in Bird Global, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus, or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at www.bird.co. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information we incorporate by reference into this prospectus is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. The SEC file number for the documents incorporated by reference in this prospectus is 001-41019. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed.
The following documents are incorporated by reference into this document:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended by our Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on May 1, 2023;

•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 15, 2023;
•our Current Reports on Form 8-K filed with the SEC on January 3, 2023, March 23, 2023, March 30, 2023, April 6, 2023, April 20, 2023, May 18, 2023, May 26, 2023 and June 30, 2023, to the extent such information is filed and not furnished; and
•the description of our Class A common stock set forth in the registration statement on Form 8-A (File No. 001-41019) registering our Class A common stock under Section 12 of the Exchange Act, which was filed with the SEC on November 3, 2021, including any amendments or reports filed for purposes of updating such description.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at Bird Global, Inc., 392 NE 191st Street #20388, Miami, Florida 33179, Attention: Investor Relations, or by calling us at (866) 205-2442.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.bird.co. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $13,450,000
Class A Common Stock

Prospectus Supplement

Canaccord Genuity

July 12, 2023

$25,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time we may offer and sell up to $25,000,000 in the aggregate of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will file a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods, which may be on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of July 10, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $40.4 million, based on 12,872,589 shares of outstanding Class A common stock (including 1,381,398 shares of Class A common stock issuable upon conversion of Class X common stock), of which approximately 2,391,525 shares were held by affiliates, and a price of $3.85 per share, which was the price at which our Class A common stock was last sold on the New York Stock Exchange on April 24, 2023. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.
Our Class A common stock is traded on the New York Stock Exchange under the symbol “BRDS.” On June 22, 2023, the last reported sale price of our Class A common stock was $2.20 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the New York Stock Exchange or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. Refer to the section entitled “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company” in this prospectus for additional information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and in any applicable prospectus supplement and related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should read this entire prospectus carefully before you make your investment decision.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 10, 2023

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 we filed with the SEC utilizing a “shelf” registration process. Under this “shelf” registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $25,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus, or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus, or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” on page 5 of this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.
Unless the context indicates otherwise, as used in this prospectus, references to “we,” “us,” “our,” “the Company” and “Bird Global” refer to Bird Global, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
Overview
Our mission is to provide environmentally friendly transportation for everyone. We believe in leading the transition to clean, equitable transportation through innovation and technology. In partnership with cities, our proprietary technology and operations are revolutionizing the existing transportation paradigm by making lightweight electric vehicles readily available to rent around the world.
Since our first shared ride in 2017, we have witnessed rapid growth in our vehicle-sharing business. Today, we offer riders an on-demand, affordable, and cleaner alternative for their short-range mobility needs in more than 350 cities, primarily across the United States, Canada, Europe, the Middle East, and Australia. We believe that Bird is uniquely positioned to capture share in this market due to (i) our superior rider experience, which solves many of the traditional mobility pain points, (ii) sustainability being core to our mission and business model, (iii) our advanced hardware and software capabilities, (iv) our adaptive operating model, including our experience operating both through in-house teams and through our mutually beneficial Fleet Manager program, (v) our record of building successful city partnerships by focusing on city needs, and (vi) our strong positive year-round unit economics.
We are witnessing an increased adoption of environmentally conscious transportation alternatives by consumers around the world. We are continuing to work with cities to increase micromobility access and infrastructure investments to ensure that the shift to sustainable urban transportation continues.
Our core vehicle-sharing business and operations (“Sharing”) provide riders with on-demand access to our vehicles (e-scooters and e-bikes), enabling them to locate, unlock, and pay for rides through our mobile application (the “Bird App”). We generate revenue from trips taken on our shared vehicles. For a single ride, riders typically pay a fixed unlock fee to access the vehicle in addition to a market-level, per-minute price for each minute the vehicle is in use. We generate the substantial majority of our revenue from our Sharing business.
Local in-market operations for our Sharing business are either managed with the support of a network of local logistic providers (“Fleet Managers”) or through our in-house teams (“In-House”). Prior to the second quarter of 2020, substantially all of our in-market operations were conducted In-House. After temporarily pausing operations at the onset of COVID-19 in March 2020, we rapidly shifted to the Fleet Manager operating model as a way to quickly relaunch and provide safe and socially distanced transportation options for our global city partners. While we continue to operate certain of our operations primarily under our Fleet Manager operating model to expand into new markets and positively impact year-round unit economics, segments of our business have successfully operated in-house since inception, proving it is a viable and profitable operating model in select cities.
Fleet Managers typically manage logistics for fleets of 100 or more Bird-owned vehicles in their local markets, driving meaningful scale as we expand into small to mid-sized cities. With the support of our central operations team and advanced technology platform, Fleet Managers manage the day-to-day logistics responsibilities required for proper fleet management, including deploying, repairing, relocating, and charging our vehicles. Through a revenue share model, Fleet Managers make money on rides taken on the vehicles in their care, creating built-in economic incentives to ensure these vehicles are properly maintained, and strategically placed to align with local demand. There are no upfront fees to us associated with becoming a Fleet Manager, and Fleet Managers typically utilize existing tools and resources to manage their fleet. As such, the Fleet Manager program provides economic advancement opportunities to local businesses.
To scale our mission to a greater population, we offer a white labeled version of our products and technology (“Bird Platform”). Bird Platform partners purchase and hold title to fleets of our vehicles to operate in their local markets.
We also sell our vehicles for personal use (“Product Sales”). Our Product Sales business consists primarily of vehicle sales to retail customers. We sell several Bird vehicle models through select retail and wholesale channels. We also recognize sales of our vehicles to our Platform partners as Product Sales. In May 2022, we announced our decision to discontinue our Product Sales portfolio offering, simplify our business model and realign our resources to prioritize Sharing operations within our existing regions. We expect to sell our remaining inventory by the end of fiscal 2023.

Corporate Information
We were incorporated under the laws of the State of Delaware on May 4, 2021 as a wholly owned subsidiary of Bird Rides, Inc. (“Bird Rides”) for the purpose of entering into the Business Combination Agreement, dated as of May 11, 2021, by and among Switchback II Corporation, a Cayman Islands exempted company (“Switchback”), Maverick Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Switchback (“Merger Sub”), Bird Rides, and us. Switchback was formed on October 7, 2020 for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination involving Switchback and one or more businesses. On November 3, 2021, we merged with and into Switchback with us continuing as the surviving entity (the “Domestication Merger”), pursuant to which we became a publicly traded company. On November 4, 2021, Merger Sub merged with and into Bird Rides, with Bird Rides continuing as the surviving entity and as our wholly owned subsidiary (the “Business Combination”).
Our principal executive offices are located at 392 NE 191st Street #20388, Miami, Florida 33179, and our telephone number is (866) 205-2442. Our website address is www.bird.co. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
•    being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;
•    not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
•    reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;
•    not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and
•    exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest to occur of:
•    December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the effectiveness of our Registration Statement on Form S-4 in connection with the Business Combination);
•    the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion;
•    the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and
•    the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our securityholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is

$700 million or more measured on the last business day of our second fiscal quarter. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The Securities We May Offer
We may offer shares of our Class A common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $25,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer.
Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•    designation or classification;
•    aggregate principal amount or aggregate offering price;
•    maturity;

•    original issue discount, if any;
•    rates and times of payment of interest or dividends, if any;
•    redemption, conversion, exchange or sinking fund terms, if any;
•    conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•    ranking;
•    restrictive covenants, if any;
•    voting or other rights, if any; and
•    U.S. federal income tax considerations.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus, or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•    the names of those underwriters or agents;
•    applicable fees, discounts and commissions to be paid to them;
•    details regarding over-allotment options, if any; and
•    the estimated net proceeds to us.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report and Quarterly Report, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
This prospectus and the documents that are incorporated by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, see “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.
Any statements in this prospectus, or incorporated by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act these forward-looking statements include statements regarding:
•    our ability to evaluate our business and prospects in the new and rapidly changing industry in which we operate;
•    our ability to retain existing riders or add new riders;
•    our Fleet Managers’ ability to maintain vehicle quality or service levels;
•    our ability to obtain vehicles that meet our quality specifications in sufficient quantities on commercially reasonable terms;
•    our ability to compete effectively with existing competitors and new market entrants in the highly competitive industries in which we operate;
•    our ability to enter into and compete in new markets;
•    our ability to address actions by governmental authorities to restrict access to our products and services in their localities;
•    our ability to address the potential impact of weather and seasonality on our business;
•    our ability to secure additional financing;
•    our ability to hire and retain key personnel;
•    the potential impact of claims, lawsuits, arbitration proceedings, government investigations and other proceedings to which we are regularly subject;
•    our ability to cure our New York Stock Exchange (“NYSE”) price deficiency and meet the continued listing requirements of the NYSE;
•    our expectation regarding the time during which we will be an emerging growth company under the JOBS Act; and
•    our ability to maintain proper and effective internal controls.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.
We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

SECURITIES THAT WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and certain provisions of our amended and restated certification of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”), is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by reference to the full text of Charter and Bylaws, copies of which have been filed with the SEC. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Capital Stock
Reverse Stock Split

On May 18, 2023, at a Special Meeting of Stockholders, our stockholders approved granting our board of directors the authority to exercise its discretion to file a certificate of amendment to the Charter to effect a reverse stock split of our outstanding shares of Class A common stock, par value $0.0001 per share, and Class X common stock, par value $0.0001 per share, at a ratio of not less than one-for-ten and not greater than one-for-forty, with the specific ratio to be determined by our board of directors within the range, at any time within one year after stockholder approval is obtained, for the primary purpose of regaining compliance with The New York Stock Exchange’s $1.00 price requirement. At such Special Meeting of Stockholders, our stockholders also approved granting our board of directors the authority to exercise its discretion, at any time within one year after stockholder approval is obtained, to amend the Charter to reduce the number of authorized shares of our capital stock, Class A common stock, Class B common stock, Class X common stock, and preferred stock (but not the authorized shares of Series A preferred stock), in each case, by a corresponding ratio to the reverse stock split if, and only if, the reverse stock split is effected.

On May 18, 2023, our board approved the reverse stock split at a ratio of one-for-twenty-five and we filed a certificate of amendment with the Secretary of State of the State of Delaware to effect the reverse stock split. The reverse stock split and authorized share reduction became effective as of 5:00 p.m. Pacific Time on May 18, 2023.

As a result of the reverse stock split, (i) every twenty-five (25) shares of the Class A common stock were automatically reclassified and converted into one issued and outstanding share of Class A common stock, without any change in par value per share, (ii) every twenty-five (25) shares of the Class X common stock were automatically reclassified and converted into one issued and outstanding share of Class X common stock, without any change in par value per share, and (iii) the number of authorized shares of our capital stock, Class A common stock, Class B common stock, Class X common stock, and preferred stock (but not the authorized shares of Series A preferred stock), were reduced by a corresponding ratio to the reverse stock split. Fractional shares resulting from the reverse stock split were rounded up to the nearest whole share.

Commencing on May 19, 2023, the trading of our Class A common stock continued on The New York Stock Exchange on a reverse stock split-adjusted basis.
Authorized Capitalization
Our Charter, as amended in connection with the reverse stock split, authorizes the issuance of 46,400,000 shares of capital stock, consisting of four classes: 40,000,000 shares of Class A common stock, par value $0.0001 per share, 400,000 shares of Class B common stock, par value $0.0001 per share, 2,000,000 shares of Class X common stock, par value $0.0001 per share, and 4,000,000 shares of preferred stock, par value $0.0001 per share.

As of July 10, 2023, we had 11,491,191 shares of our Class A common stock outstanding, no shares of our Class B common stock outstanding, and 1,381,398 shares of our Class X common stock outstanding.
Class A Common Stock
Voting Rights
Our Charter provides that, except as otherwise expressly provided by our Charter or as provided by law, the holders of Class A common stock and Class X common stock will at all times vote together as a single class on all matters; provided, however, that except as otherwise required by law, holders of shares of Class A common stock and Class X common stock will not be entitled to vote on any amendment to our Charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Charter. Except as otherwise expressly provided in our Charter or by applicable law, each holder of Class A common stock will have the right to one vote per share of Class A common stock held of record by such holder.

Dividend Rights
Subject to preferences that may apply to any shares of our preferred stock outstanding at the time, shares of Class A common stock and Class X common stock will be treated equally, identically, and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by our board out of any assets of our company legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A common stock or Class X common stock (or rights to acquire such shares), then holders of Class A common stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class X common stock will receive shares of Class X common stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A common stock and Class X common stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class X common stock, as applicable.
Rights Upon Liquidation, Dissolution, and Winding Up
Subject to any preferential or other rights of any holders of our preferred stock then outstanding, upon the liquidation, dissolution, or winding up of our company, whether voluntary or involuntary, holders of Class A common stock and Class X common stock will be entitled to receive ratably all assets of our company available for distribution to its stockholders.
Other Rights
The holders of Class A common stock do not have preemptive, subscription, or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences, and privileges of holders of shares of Class A common stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board will be authorized to fix the designation, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of the shares of each such series and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series.
The number of authorized shares of preferred stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of our capital stock entitled to vote thereon.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings, and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on our Class A common stock, diluting the voting power of our Class A common stock, or subordinating the liquidation rights of our Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
As of July 10, 2023, we had one share of our preferred stock outstanding.

12.0% Convertible Senior Secured Notes due 2027

On December 30, 2022, we entered into a share purchase agreement (the “Share Purchase Agreement”) with Bird Canada Inc. (“Bird Canada”), certain sellers party thereto (the “BC Sellers”) and certain other parties identified therein, with respect to our acquisition of 100% of the issued and outstanding shares of Bird Canada from the BC Sellers, on the terms and subject to the conditions set forth therein (the “Acquisition”).

On December 30, 2022, in connection with our entry into the Share Purchase Agreement, we entered into a note purchase agreement (the “Note Purchase Agreement”), as issuer, with the several purchasers from time to time party thereto (collectively, the “Note Purchasers”), and U.S. Bank Trust Company, National Association, as collateral agent, with respect to the issuance of our 12.0% Convertible Senior Secured Notes due 2027 (the “Notes”), on the terms and subject to the conditions set forth therein.

On December 30, 2022, at the initial closing of the sale and issuance of the Notes under the Note Purchase Agreement, we issued and sold Notes with an aggregate principal amount of approximately $30 million to certain Note Purchasers. On January 3, 2023, at the closing of the Acquisition and in consideration for the consummation thereof, we (i) issued to the BC Sellers additional Notes under the Note Purchase Agreement with an aggregate principal amount of $26,977,675, (ii) issued to the BC Sellers an aggregate of 728,175 shares of our Class A common stock, and (iii) paid the BC Sellers a nominal amount of cash consideration.

The terms of the Notes are governed by the Note Purchase Agreement with certain material provisions thereof summarized herein. Such summaries are subject to, and qualified in their entirety by reference to, the provisions of the Note Purchase Agreement, the Share Purchase Agreement, and the other agreements referenced therein or contemplated thereby.

Interest and Maturity

Interest on the Notes is payable semi-annually in cash or, at our option, in kind, in arrears on June 30 and December 30 of each year, commencing on June 30, 2023. The Notes will mature on December 30, 2027.

Optional Conversion

The holders of the Notes are entitled to convert their Notes into shares of our Class A common stock, at any time, at an initial conversion rate of 138.9371 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $7.1975 per share, subject to certain anti-dilution adjustments specified in the Note Purchase Agreement upon the occurrence of certain events, including any issuance of our Class A common stock at a price per share that is below the then-effective conversion price of the Notes.

The conversion rate will be increased in the event that the holder of Notes elects to convert its Notes in connection with the occurrence of certain corporate events specified in the Note Purchase Agreement, up to a maximum of an additional 28.4348 shares per $1,000 principal amount of Notes.

In certain circumstances, the ability of a holder to convert its Notes will be limited unless we obtain the stockholder approvals required in order to issue shares of our Class A common stock upon conversion thereof.

Optional and Mandatory Redemption

At any time prior to December 30, 2024, the Notes will be redeemable at our option, in whole at any time or in part from time to time, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus a make-whole premium as set forth in the Note Purchase Agreement, plus accrued and unpaid interest on the principal amount thereof, if any. On or after December 30, 2024, we may redeem the Notes, at our option, in whole at any time or in part from time to time, subject to the payment of the applicable redemption price, together with accrued and unpaid interest, if any. The redemption price also includes a call premium that varies from 7.5% to 2.5% of the principal amount of the Notes to be redeemed, depending on the year of redemption.

In addition, we will be required to offer to repurchase Notes from the holders thereof at the applicable redemption price, together with accrued and unpaid interest, if any, upon the occurrence of certain events, including a significant asset disposition or a change of control.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders, and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore, do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future.
Certain Anti-Takeover Provisions of Delaware Law and Our Charter and Bylaws
Our Charter and Bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Delaware Anti-Takeover Statute
We have opted out of Section 203 of the Delaware General Corporation Law (“DGCL”) under our Charter and Bylaws. By operation of Section 203(b)(3) of the DGCL, the restrictions on business combinations (as defined in Section 203(c)(3) of the DGCL) under Section 203 of the DGCL shall continue to apply for twelve (12) months after November 3, 2021, at which time they shall cease to apply by virtue of the election set forth in the immediately preceding sentence (the “203 Opt-Out Effective Date”). From and after the 203 Opt-Out Effective Date, our Charter and Bylaws will have protections similar to those afforded by Section 203 of the DGCL, which will prohibit us from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of our company (the “acquisition”), except if:
•our board approved the acquisition prior to its consummation;
•the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or
•the business combination is approved by our board, and by a two-thirds vote of the other stockholders in a meeting.
Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, these anti-takeover provisions will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring our company to negotiate in advance with our board because the stockholder approval requirement would be avoided if our board approves the acquisition that results in the stockholder becoming an interested stockholder.
This may also have the effect of preventing changes in our board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Written Consent by Stockholders
Under our Charter and Bylaws, subject to the rights of any series of preferred stock then outstanding, any action required or permitted to be taken by our stockholders (a) may be effected by a consent in writing by such stockholders until the Sunset Date, and (b) following the Sunset Date, must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under our Charter and Bylaws, special meetings of our stockholders may be called only by the chairperson of our board, our chief executive officer or president, our board acting pursuant to a resolution adopted by a majority of the total number of directors constituting our board, or, until the Sunset Date, our secretary upon a written request of any holder of record of at least 25% of the voting power of the issued and outstanding shares of our capital stock, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under our Bylaws, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by NYSE rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.
Classified Board of Directors; Director Removal
The Charter provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The Charter also provides that, subject to the rights of the holders of any series of preferred stock then outstanding, (a) until the Sunset Date, directors on our board may be removed from office with or without cause, and (b) following the Sunset Date, directors on our board may only be removed for cause, in each case, by the affirmative vote of the holders of at least a majority of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control of us or our management.

Amendment of Certificate of Incorporation or Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Charter and Bylaws, respectively require the affirmative vote of at least two-thirds of the voting power of the outstanding shares to (a) adopt, amend, or repeal our Bylaws, and (b) amend, alter, repeal, or rescind Article V(B), VI, VII, VIII, IX, X, XI, or XII of our Charter.
Forum Selection
Our Charter provides that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof, is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action, suit, or proceeding brought on behalf of our company; (b) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of ours to our company or to our stockholders; (c) any action, suit, or proceeding arising pursuant to any provision of the DGCL or our Bylaws or Charter (as either may be amended from time to time); (d) any action, suit, or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery; and (e) any action, suit, or proceeding asserting a claim against us or any current or former director, officer, or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Such exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by Delaware law, our Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States. We have also entered into indemnification agreements with each of our directors and certain of our officers which provide them with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A common stock is listed on the NYSE under the symbol “BRDS”.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any debt securities offered under a prospectus supplement and any related free writing prospectus may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (“OID”) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•    the title of the series of debt securities;
•    any limit upon the aggregate principal amount that may be issued;
•    the maturity date or dates;
•    the form of the debt securities of the series;
•    the applicability of any guarantees;
•    whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•    whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•    if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•    the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•    our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•    if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•    the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, and the series of debt securities;
•    the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•    any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•    whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•    the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;
•    the depositary for such global security or securities;
•    if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•    if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•    additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•    additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•    additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•    additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•    additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•    whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•    the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•    any restrictions on transfer, sale or assignment of the debt securities of the series; and
•    any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger, or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•    if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•    if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•    if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•    if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•    the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•    subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•    the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•    the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•    such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•    the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•    to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•    to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•    to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•    to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•    to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•    to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•    to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•    to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•    to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•    extending the fixed maturity of any debt securities of any series;
•    reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•    reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•    provide for payment;
•    register the transfer or exchange of debt securities of the series;
•    replace stolen, lost or mutilated debt securities of the series;
•    pay principal of and premium and interest on any debt securities of the series;
•    maintain paying agencies;
•    hold monies for payment in trust;
•    recover excess money held by the trustee;
•    compensate and indemnify the trustee; and
•    appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•    issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•    register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with Class A common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any warrants offered under a prospectus supplement and any related free writing prospectus may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, which describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including, to the extent applicable:
•    the title of such securities;
•    the offering price or prices and aggregate number of warrants offered;
•    if applicable, the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security or each principal amount of such security;
•    if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•    if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•    in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which this principal amount of debt securities may be purchased upon such exercise;
•    in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•    the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•    the terms of any rights to redeem or call the warrants;
•    the terms of any rights to force the exercise of the warrants;
•    any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•    the dates on which the right to exercise the warrants will commence and expire;
•    the manner in which the warrant agreements and warrants may be modified;
•    a discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;
•    the terms of the securities issuable upon exercise of the warrants; and
•    any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•    in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•    in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•    how it handles securities payments and notices;
•    whether it imposes fees or charges;

•    how it would handle a request for the holders’ consent, if ever required;
•    whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•    how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•    if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.
We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•    an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•    an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•    an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•    an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•    the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
•    we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;
•    the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•    financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:
•    if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•    if we notify any applicable trustee that we wish to terminate that global security; or
•    if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•    at a fixed price or prices, which may be changed;
•    at market prices prevailing at the time of sale;
•    at prices related to such prevailing market prices; or
•    at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements, and any related free writing prospectus that we may authorize to be provided to you, will describe the terms of the offering of the securities, including, to the extent applicable:
•    the name or names of any underwriters, dealers or agents, if any;
•    the purchase price of the securities and the proceeds we will receive from the sale;
•    any over-allotment options under which underwriters may purchase additional securities from us;
•    any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•    any public offering price;
•    any discounts or concessions allowed or reallowed or paid to dealers; and
•    any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters or agents who are qualified market makers on the NYSE may engage in passive market making transactions in the securities on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Stradling Yocca Carlson & Rauth, P.C. Any underwriters for a particular offering of securities will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement for the offering.

EXPERTS

The consolidated financial statements of Bird Global, Inc., appearing in Bird Global, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus, or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
Copies of certain information filed by us with the SEC are also available on our website at www.bird.co. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which have already been filed with the SEC (File No. 001-41019), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•    our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023, as amended by our Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on May 1, 2023;
•    our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 15, 2023;
•    our Current Reports on Form 8-K filed with the SEC on January 3, 2023, March 23, 2023, March 30, 2023, April 6, 2023, April 20, 2023, May 18, 2023, and May 26, 2023 to the extent such information is filed and not furnished; and
•    the description of our Class A common stock set forth in the registration statement on Form 8-A (File No. 001-41019) registering our Class A common stock under Section 12 of the Exchange Act, which was filed with the SEC on November 3, 2021, including any amendments or reports filed for purposes of updating such description.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at Bird Global, Inc., 392 NE 191st Street #20388, Miami, Florida 33179, Attention: Investor Relations, or by calling us at (866) 205-2442.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.bird.co. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$25,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants

Prospectus

July 10, 2023